UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 29, 2013

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 29, 2013, Cash America International, Inc. (“Cash America”) announced the appointment of David A. Fisher as Chief Executive Officer of Enova International, Inc. (“Enova”), the wholly-owned subsidiary of Cash America that operates its e-commerce segment (which Cash America also refers to as its E-Commerce Division). Mr. Fisher will succeed Timothy S. Ho as the head of Enova. Mr. Ho has agreed to step down as Enova’s President, and on January 29, 2013, he entered into a continued employment and separation agreement with Cash America that sets forth the terms of his continued employment and his separation, which will occur on March 29, 2013 following a brief transition period to assist Mr. Fisher in his assumption of the leadership of Enova. Cash America’s press release announcing Mr. Fisher’s appointment and Mr. Ho’s separation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

David A. Fisher, 43, was appointed Chief Executive Officer on January 29, 2013. Prior to joining Enova, Mr. Fisher was Chief Executive Officer of optionsXpress Holdings, Inc. (“optionsXpress”), an online broker providing products and services for investor education, strategy evaluation and trade execution that was formerly listed on the Nasdaq Global Select Market, from October 2007 until The Charles Schwab Corporation acquired the business in September 2011. Following the acquisition, Mr. Fisher served as President of optionsXpress until March 2012. Mr. Fisher also served as the President of optionsXpress from March 2007 to October 2007 and as the Chief Financial Officer of optionsXpress from August 2004 to March 2007. Prior to joining optionsXpress, Mr. Fisher served as Chief Financial Officer of Potbelly Sandwich Works from February 2001 to July 2004, and before that in the roles of Chief Financial Officer and General Counsel for Prism Financial Corporation. In addition, Mr. Fisher has served on the Board of Directors of InnerWorkings, Inc. (NASDAQ: INWK), a leading provider of global print management and promotional solutions to corporate clients with operations in 44 countries, since November 2011 and has served on the Board of Directors of GrubHub, Inc., a venture-backed company that provides mobile applications to enable consumers to order restaurant meals for delivery, since May 2012. Mr. Fisher also served on the Board of Directors of CBOE Holdings, Inc. (NASDAQ: CBOE), the holding company for the Chicago Board Options Exchange, from January 2007 until October 2011. Mr. Fisher received a bachelor’s degree in finance from the University of Illinois at Champaign and a law degree from Northwestern University School of Law.

The following summaries are qualified in their entirety by reference to the Letter Agreement, the RSU Agreement, the CIC Agreement and the Continued Employment and Separation Agreement (each of which as defined below), copies of each of which are attached hereto and incorporated herein by reference as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Letter Agreement: In connection with Mr. Fisher’s appointment as Chief Executive Officer of Enova, Cash America has entered into a letter agreement detailing Mr. Fisher’s employment and compensation package (the “Letter Agreement”). In connection with his employment, Mr. Fisher will receive an annual base salary of $525,000, and he will be eligible to participate in or receive awards under, as applicable, Enova’s short-and long-term incentive plans.

Mr. Fisher will also be eligible to participate in other Enova health and welfare benefit plans made generally available to officers and employees of Enova, and he will be eligible to participate in Enova’s 401(k) Savings Plan, Nonqualified Deferred Compensation Plan, Supplemental Executive Retirement Plan and Severance Pay Plan for Executives. Mr. Fisher will also receive a one-time award of restricted stock units and has entered into a change-in-control agreement, each pursuant to the Letter Agreement and as further described below.

RSU Award: Pursuant to the Letter Agreement, Mr. Fisher received a one-time grant of 14,260 restricted stock units under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended. The number of restricted stock units that were granted was determined by dividing $600,000 by the average stock price during the 20 trading days ending on the day before the grant date, which was January 29, 2013. The restricted stock unit award agreement (the “RSU Agreement”) provides that 100% of the restricted stock units will vest on the 2nd anniversary of the grant date or earlier if Enova were to become a publicly-traded company. The RSU Agreement contains standard vesting requirements and other terms and conditions for restricted stock unit grants to executive officers, including a “clawback” provision that allows Cash America to recoup all or some of the restricted stock units under certain circumstances in the event that there is a material restatement of Cash America’s financial results.

CIC Agreement: In addition, pursuant to the Letter Agreement Mr. Fisher entered into an Executive Change-in-Control Severance and Restrictive Covenant Agreement (“CIC Agreement”) on January 29, 2013. The CIC Agreement provides that if Mr. Fisher’s employment is terminated within 24 months after a “change-in-control” of Cash America, as defined in the CIC Agreement, without cause or if he voluntarily terminates his employment with good reason (including a reduction in his duties or compensation or relocation of place of employment), then he will be entitled to: earned and unpaid salary; a pro-rated portion of the target annual bonus under the existing bonus plan based on the number of months employed during the year; a lump sum equal to all accrued but unpaid vacation and paid time off; a lump sum equal to two times his annual salary; a lump sum equal to two times the greater of (i) the target bonus for the year, or (ii) the actual bonus for the preceding year; immediate vesting of any outstanding unvested cash-based and equity-based long-term incentive awards; continued medical and health care benefits for 24 months, consisting of the portion of COBRA premiums that exceed the portion of health care premiums that current employees are required to pay (“Company COBRA Premiums”) to be paid over an 18-month period and an amount equal to (i) six times the first monthly Company COBRA Premium and (ii) 24 times Cash America’s first monthly supplemental executive health care premium, paid in a lump sum; and executive placement services from an executive search/placement firm of up to $50,000. The CIC Agreement also contains certain non-competition, non-solicitation and non-disclosure covenants in addition to a “clawback” provision that allows Cash America to recoup all or some of the payments made under certain circumstances in the event that there is a material restatement of Cash America’s financial results.

Continued Employment and Separation Agreement: On September 29, 2013, Cash America entered into an agreement with Mr. Ho detailing the terms of his separation from Enova, which will occur on March 29, 2013 (the “Continued Employment and Separation Agreement”). The Continued Employment and Separation Agreement provides Mr. Ho with two years of base salary continuation to be paid through March 2015 in the aggregate amount of $860,000 (before any applicable withholding), two years of medical benefits and a lump sum cash payment of $24,808 to cover vacation pay less the value of any vacation taken prior to separation. The Continued Employment and Separation Agreement includes certain releases and non-disclosure, non-solicitation and non-competition covenants, among other terms and conditions. In addition, the Continued Employment and Separation Agreement does not provide for acceleration or future payment of any outstanding unvested short-or long-term incentive awards. The Continued Employment and Separation Agreement provides Mr. Ho with a seven-day period from both January 29, 2013 (the date the agreement was signed) and March 29, 2013 (the date of Mr. Ho’s separation from Enova on which he is required to sign a separate release agreement) within which to revoke the Continued Employment and Separation Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit	Description

10.1	Letter Agreement between David A. Fisher and Cash America International, Inc. dated January 29, 2013

10.2	2013 Long-Term Incentive Plan Award Agreement for One-Time Restricted Stock Unit Grant to David A. Fisher under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended, dated January 29, 2013

10.3	Executive Change-in-Control Severance and Restrictive Covenant Agreement between Cash America International, Inc. and David A. Fisher dated January 29, 2013

10.4	Continued Employment and Separation Agreement between, Enova Financial Holdings, LLC, a subsidiary of Cash America International, Inc., and Timothy S. Ho dated January 29, 2013

99.1	Cash America Press Release dated January 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: January 31, 2013	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement between David A. Fisher and Cash America International, Inc. dated January 29, 2013

10.2	2013 Long-Term Incentive Plan Award Agreement for One-Time Restricted Stock Unit Grant to David A. Fisher under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended, dated January 29, 2013

10.3	Executive Change-in-Control Severance and Restrictive Covenant Agreement between Cash America International, Inc. and David A. Fisher dated January 29, 2013

10.4	Continued Employment and Separation Agreement between Enova Financial Holdings, LLC, a subsidiary of Cash America International, Inc., and Timothy S. Ho dated January 29, 2013

99.1	Cash America Press Release dated January 30, 2013